FEDNAT RECEIVES NASDAQ NOTIFICATION OF NON-COMPLIANCE
WITH LISTING RULE 5250(c)(1)

Sunrise, Florida, August 19, 2022 – FedNat Holding Company (the “Company”) (Nasdaq: FNHC), a regional insurance holding company, today announced that on August 17, 2022, it received notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
The Company has a period of 60 days from the Notice date to submit a plan to regain compliance with the Nasdaq Listing Rules. The Company has advised Nasdaq that it anticipates filing the Form 10-Q within such 60-day period. The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market.
About the Company
FedNat Holding Company is an insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries, equity investments and contractual relationships with independent agents and general agents. More information is available at https://www.fednat.com/investor-relations/.
Contacts
David K. Patterson, Interim CEO (954) 308-1322
Erick A. Fernandez, Interim CFO (954) 308-1341
Bernard Kilkelly, Investor Relations (954) 308-1409
or investorrelations@fednat.com
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